UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On November 29, 2024, the Board of Directors (the “Board”) of Cerence Inc. (the “Company”) appointed Antonio (“Tony”) Rodriquez, as Executive Vice President, Chief Financial Officer of the Company (and, in such capacity, the “principal financial officer” and “principal accounting officer” of the Company), effective November 29, 2024.

Mr. Rodriquez, age 59, has served as the Company’s interim Chief Financial Officer since June 4, 2024 and served as a partner of CSuite Financial Partners (“CSuite”), a financial executive services firm from 2018 until his appointment as Executive Vice President, Chief Financial Officer of the Company. At CSuite, Mr. Rodriquez served as chief financial officer of The Bouqs Company from 2019 until 2023. From 2010 to 2018, Mr. Rodriquez served as chief financial officer of TouchCommerce Inc. Mr. Rodriquez has over 25 years of experience as a financial leader managing all aspects of finance and accounting for global companies, including eCommerce, SaaS, advertising media and consumer marketing industries. He began his career at KPMG LLP where he serviced international public and private companies in the manufacturing, retail, distribution and technology sectors as an assurance senior manager. Mr. Rodriquez holds a B.S. in business and accounting from California State University, Northridge.

Mr. Rodriquez will receive an annual base salary of $475,000. In addition, Mr. Rodriquez will be eligible to participate in the Company’s Short Term Incentive Plan with a target opportunity equal to 75% of his base salary. In connection with his appointment, Mr. Rodriquez will receive an initial equity award consisting of 313,283 time-based restricted stock units and 313,283 performance-based restricted stock units. The time-based restricted stock units will vest in three equal installments on each of October 1, 2025, October 1, 2026 and October 1, 2027, in each case subject to Mr. Rodriquez’s continued service with the Company through the applicable vesting date. The performance-based restricted stock units will be earned based on the achievement of pre-determined Company performance metrics for each of fiscal years 2025, 2026 and 2027 with one-third of the total performance-based restricted stock units eligible to be earned for each fiscal year, subject to Mr. Rodriquez’s continued service with the Company through the applicable vesting date. These equity awards will be subject to the terms and conditions set forth in the 2024 Inducement Plan (as defined below) and the applicable award agreements.

In connection with his appointment, Mr. Rodriquez has entered into a change of control and severance agreement with the Company (the “Severance Agreement”) that will continue until terminated in accordance with its terms. The Severance Agreement provides that, in the event that Mr. Rodriquez’s employment is terminated by the Company other than for “cause” (as defined in the Severance Agreement) and for a reason other than due to his death or “disability” (as defined in the Severance Agreement) outside of the one-year period following a change of control (as defined in the Severance Agreement), Mr. Rodriquez will be eligible to receive: (i) a lump sum payment equal to 100% of his annual base salary then in effect; (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs; (iii) vesting of the portion of his time-based equity awards that would have vested in the twelve months following the termination date; (iv) vesting of the earned portion of any performance-based equity awards for which the performance period is complete as of the termination date and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period; and (v) up to twelve months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

If Mr. Rodriquez’s employment is terminated by the Company other than for cause and for a reason other than due to his death or disability or he resigns for “good reason” (as defined in the Severance Agreement) within one year following a change of control, he will instead be eligible to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect (or, if greater, as in effect immediately prior to the change of control); (ii) a lump sum payment equal to 150% of his target bonus for the year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control) and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control); (iii) accelerated vesting of 100% of his unvested time-based equity awards; (iv) accelerated vesting of any performance-based equity awards based on actual performance through the termination date, if measurable, and based upon target performance if performance is not measurable as of the termination date; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

Under the Severance Agreement, in the event that Mr. Rodriquez’s employment is terminated due to death or disability, he will be eligible to receive accelerated vesting of 100% of his unvested time-based equity awards, 100% of the earned portion of any performance-based equity awards for which the performance period is complete, and the opportunity under certain circumstances to earn a pro-rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period.

To receive the foregoing severance payments and benefits, except in the case of a termination due to death, Mr. Rodriquez is required to enter into a separation and release agreement in favor of the Company.

Effective November 29, 2024, Mr. Rodriquez will serve as the “principal financial officer” and “principal accounting officer” of the Company for purposes of filings with the U.S. Securities and Exchange Commission. Mr. Rodriquez was previously serving as “principal financial officer” in his capacity as interim Chief Financial Officer. Katherine Roman, the Company’s Vice President, Corporate Controller, was previously serving as “principal accounting officer.”

The Company and CSuite were party to an Interim Services Agreement, dated June 4, 2024, pursuant to which Mr. Rodriquez provided services to the Company as interim Chief Financial Officer in exchange for fees paid by the Company to CSuite until his appointment as Executive Vice President, Chief Financial Officer of the Company on November 29th, at which time he became an employee of the Company or one of its subsidiaries.

Other than as described above, there are no other arrangements or understandings between Mr. Rodriquez and any other persons pursuant to which he was appointed as Executive Vice President, Chief Financial Officer of the Company and Mr. Rodriquez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Rodriquez has no family relationships with any of the executive officers or directors of the Company.

Copies of Mr. Rodriquez’s offer letter and Severance Agreement are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference. The above summary of the offer letter and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Amendment No. 2 to 2024 Inducement Plan

On November 29, 2024, the Board adopted Amendment No. 2 (the “Amendment”) to the Cerence Inc. 2024 Inducement Plan (the “2024 Inducement Plan”), which increased the number of authorized shares of the Company’s common stock available for issuance under the 2024 Inducement Plan from 3,000,000 to 4,500,000. All of the other terms of the 2024 Inducement Plan remain the same. The Amendment was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2024 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Amendment is filed herewith as Exhibit 10.3 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

A press release, dated December 3, 2024, announcing the appointment of Mr. Rodriquez as Executive Vice President, Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter by and between the Company and Antonio Rodriquez, dated November 29, 2024

10.2	Change of Control and Severance Agreement by and between the Company and Antonio Rodriquez, dated December 2, 2024

10.3	Amendment No. 2 to Cerence Inc. 2024 Inducement Plan

99.1	Press Release issued by Cerence Inc. on December 3, 2024 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: December 3, 2024	By:	/s/ Brian Krzanich
	Name:	Brian Krzanich
	Title:	Chief Executive Officer